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                                                                      Exhibit 20

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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Board of Directors
Peoples Federal Savings and Loan
  Association of Massillon
Massillon, Ohio  44646

         We have audited the accompanying consolidated statements of financial condition of Peoples Federal Savings and Loan Association and Subsidiary as of September 30, 1995 and 1994, and the related consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended September 30, 1995. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examing, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Peoples Federal Savings and Loan Association of Massillon and Subsidiary as of September 30, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

         As discussed in Note A to the consolidated financial statements, the Association changed its method of accounting for investments in certain debt and equity securities as of October 1, 1994.

                                                    Hall, Kistler & Company LLP




Canton, Ohio
December 5, 1996